EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of USA Capital First Trust Deed Fund, LLC (the “Company”) for the three months ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Thomas A. Hantges, as Co-Manager of USA Investment Partners, LLC, and Joseph D. Milanowski, as Co-Manager of USA Investment Partners, LLC, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ THOMAS A. HANTGES
Thomas A. Hantges Co- Manager, USA Investment Partners, LLC* November 22, 2004

/s/ JOSEPH D. MILANOWSKI
Joseph D. Milanowski Co-Manager, USA Investment Partners, LLC** November 22, 2004

*	Thomas A. Hantges functions as the equivalent of the chief executive officer of the Company for purposes of Rule 13a-14 under the Securities Exchange Act of 1934.

**	Joseph D. Milanowski functions as the equivalent of the chief financial officer of the Company for purposes of Rule 13a-14 under the Securities Exchange Act of 1934.

The foregoing certifications are being furnished solely pursuant to 18 U.S.C. § 1350 and are not being filed as part of the Report or as a separate disclosure document.